Exhibit 10.1
TELADOC HEALTH, INC.

April 1, 2024

Mala Murthy
via e-mail

Re:     Interim CEO

Dear Mala:

    We are pleased that you have agreed to serve as the Interim Chief Executive Officer (“Interim CEO”) of Teladoc Health, Inc. (the “Company”) effective April 5, 2024. The purpose of this letter agreement (the “Letter Agreement”) is to document your duties and the compensation that you will receive for your service as Interim CEO. Reference is made to your Executive Severance Agreement with the Company, dated as of June 24, 2019 (the “Severance Agreement”). Terms used but not otherwise defined herein shall have the meaning set forth in the Severance Agreement.

Duties and Responsibilities

While you serve as Interim CEO until a permanent CEO is appointed or an earlier termination of your employment (such period, the “Interim Period”), you will report directly to the Board of Directors of the Company (the “Board”) and will have such authority, duties and responsibilities as are customary for such position or as may be reasonably assigned to you by the Board.

Compensation

During the Interim Period, your salary shall be the equivalent of $750,008 on an annualized basis, which is equal to your current Base Salary plus an additional $18,334 for each month of the Interim Period (payable in accordance with the Company’s normal payroll practices).

In addition, during the Interim Period, your annual corporate bonus target opportunity will increase from 75% to 120% of your Base Salary. For the avoidance of doubt, any payment with respect to such opportunity at the end of fiscal year 2024 shall reflect a blended rate based on the proportion of the calendar year elapsed during the Interim Period. All payments will be subject to applicable withholdings and other required deductions.

In light of your new role, in addition to the 2024 annual Teladoc Health equity refresh award previously granted, on or around the date you assume the interim CEO role, you will receive an additional grant (the “Top Up Award”) with a target grant date value of $1,100,000, based on the closing price on the grant date (but resulting in no more than 110,000 additional shares at target), delivered as 50% RSUs and 50% PSUs; provided, that the Top Up Award will vest on the same schedule (with the same time-based and performance-based conditions, as applicable) as your initial 2024 annual Teladoc Health Equity refresh award, except that the first vesting date will be the first anniversary of the date of grant.

For the avoidance of doubt, (x) your return to the position of Chief Financial Officer following the completion of the Interim Period and/or (y) the reversion of your compensation following the completion of the Interim Period to the levels applicable as of immediately prior to your tenure as Interim CEO (as may be modified by the Board in connection with any periodic review of executive compensation) will not constitute a basis for Good Reason.

Anything herein to the contrary notwithstanding, concurrent with your becoming Interim CEO, the Company and you shall amend the Severance Agreement to as closely as possible reflect the intent of the parties that, following your return to the position of Chief Financial Officer, you have a guarantee of remaining in that role for not less than two years, on such specific terms as the Company and you shall reasonably agree.

Miscellaneous

Except as specifically modified by this Letter Agreement, this Letter Agreement shall not constitute a waiver, amendment or modification of any term or condition of the Severance Agreement and the provisions of the Severance Agreement shall remain in full force and effect. On and after the date hereof, each reference in the Severance Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Severance Agreement as amended by this Letter Agreement.

    This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles hereof. This Letter Agreement may be executed and transmitted by PDF or other form of electronic transmission, and any signature on a PDF or other form of electronic transmission shall be considered an original for all purposes and shall be fully enforceable. This Letter Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Please indicate your agreement with the foregoing by signing and returning a copy of this Letter Agreement to me. Of course, if you have any questions regarding the foregoing, please feel free to contact me.

    Sincerely,

    TELADOC HEALTH, INC.

    By: /s/ Adam Vandervoort__________
    Name: Adam Vandervoort
    Title: Chief Legal Officer

Acknowledged and Agreed

By: /s/ Mala Murthy_____________